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Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 1, 2005 with respect to the consolidated financial statements of TripAdvisor, Incorporated in the combined Registration Statement (Form S-4 No. 333-XXXXX) and related Proxy Statement/Prospectus of IAC/InterActiveCorp and Expedia, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 21, 2005

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Consent of Independent Registered Public Accounting Firm